As filed with the Securities and Exchange Commission on November 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOP SHIPS INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N.A. (I.R.S. Employer Identification No.)

TOP Ships Inc.

1 Vas. Sofias and Meg. Alexandrou Str,

15124 Maroussi, Greece

Tel: + 30 210 812 8107

(Address and telephone number of Registrant’s principal executive offices)

With copy to:

Will Vogel

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

(212) 922-2200 (telephone number)

(212) 922-1512 (facsimile number)

Will Vogel

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

(212) 922-2200 (telephone number)

(212) 922-1512 (facsimile number)

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2022

PROSPECTUS

1,072,725 Common Shares

Issuable upon Exercise of Warrants

Offered by the Selling Shareholders

TOP Ships Inc.

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” or the Selling Shareholders, of up to 1,072,725 of our common shares, par value $0.01 per share, including related preferred stock purchase rights, issuable upon exercise of certain outstanding warrants to purchase common shares, or the Warrants.  The Warrants were issued by us in a private placement pursuant to a letter agreement dated October 10, 2022, or the Warrant Purchase Agreement.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholders. We will receive proceeds from cash exercise of the Warrants which, if exercised in cash with respect to all of the 1,072,725 common shares at the initial exercise price of $6.75 per common share, would result in gross proceeds of approximately $7.2 million to us. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the common shares.

The Selling Shareholders may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common shares are traded on the Nasdaq Capital Market under the symbol “TOPS”.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 4, and the other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

As permitted under the rules of the U.S. Securities and Exchange Commission, or the SEC, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to TOP Ships Inc., 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our principal executive office is +30 210 812 8107.  See “Where You Can Find More Information”.

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the Selling Shareholders have not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus and any applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	our ability to maintain or develop new and existing customer relationships with refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;

•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;

•	our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we have ordered or may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;

•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	our ability to maintain the listing of our common shares on Nasdaq or another trading market;

•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;

•	potential liability from litigation, including purported class-action litigation;

•	changes in general economic and business conditions;
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•	general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine, potential disruption of shipping routes due to accidents, political events, including “trade wars”, piracy, acts by terrorists or major disease outbreaks such as the recent worldwide coronavirus outbreak;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;

•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

•	potential liability from future litigation and potential costs due to our vessel operations, including due to any environmental damage and vessel collisions;

•	the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus (“COVID-19”) and its impact on the demand for commercial seaborne transportation and the condition of the financial markets; and

•	other important factors described from time to time in the reports filed by us with the U.S. Securities and Exchange Commission, or the SEC.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

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SUMMARY

This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled “Risk Factors” herein.

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries, and “TOP Ships Inc.” refers only to TOP Ships Inc. and not to its subsidiaries.

We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our reporting currency is in the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Further, unless otherwise indicated, the information presented in this prospectus gives effect to the following reverse stock splits of our issued and outstanding common shares: a one-for-twenty reverse stock split of our issued and outstanding common shares effective on August 22, 2019, a one-for-twenty-five reverse stock split of our issued and outstanding common shares effective on August 10, 2020 and a one-for-twenty reverse stock split of our issued and outstanding common shares effective on September 23, 2022.

Our Company

We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tonnes (“dwt”). As of the date of this prospectus, our fleet consists of one 50,000 dwt product/chemical tanker, the M/T Eco Marina Del Ray, five 157,000 dwt Suezmax tankers, the M/T Eco Oceano CA, the M/T Eco Malibu, the M/T Eco West Coast, the M/T Eco Bel Air and the M/T Eco Beverly Hills, two 300,000 dwt Very Large Crude Carriers (“VLCCs”), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Yosemite Park and the M/T Eco Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”) and are capable of carrying a wide variety of oil products including chemical cargos, which we believe make our vessels attractive to a wide base of charterers.

Our Current Fleet

The following tables present our fleet list as of the date of this prospectus:

Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Ray	50,000	Cargill	March 2024	none	$15,100

Operating Suezmax Vessels on SLBs (treated as operating leases):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air	157,000	Trafigura	March 2024	9 months	$24,000 / $24,000
M/T Eco Beverly Hills	157,000	Trafigura	May 2024	7 months	$24,000 / $24,000

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Operating Suezmax Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering Inc.	March 2037	none	$24,500

Operating Suezmax Vessels financed via senior loan facilities:

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco West Coast	157,000	Clearlake	March 2024	1+1 years	$33,950 / $34,750 / $36,750
M/T Eco Malibu	157,000	Clearlake	May 2024	1+1 years	$33,950 / $34,750 / $36,750

Operating VLCC Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2025	1+1 years	$36,000 / $39,000 / $41,500
M/T Legio X Equestris	300,000	Trafigura	February 2025	1+1 years	$35,750 / $39,000 / $41,500

Operating Joint Venture MR Tanker fleet (50% owned):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900

All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (“SFOC”) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).

We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

Corporate Information

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “TOPS.” The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our principal executive office is +30 210 812 8107. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

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THE OFFERING

Common shares issued and outstanding as of November 18, 2022	3,544,906 common shares.

Common shares offered by the Selling Shareholders	1,072,725 common shares. These are the shares underlying the Warrants, issued by us in a private placement pursuant to the Warrant Purchase Agreement.

Common shares to be outstanding immediately after this offering	4,617,631 common shares, assuming the exercise of all of the Warrants for cash and without adjustment.

Terms of the offering	The Selling Shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds	The Selling Shareholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the common shares by the Selling Shareholders. See “Use of Proceeds” in this prospectus.

Listing	Our common shares are listed on the Nasdaq Capital Market under the symbol “TOPS”. There is no established trading market for the Warrants and we do not intend to list the Warrants on any exchange or other trading system.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 4, and in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

The number of our common shares that will be outstanding immediately after this offering as shown above excludes 5,095,455 common shares issuable upon conversion of our Series E Preferred Shares, calculated as of the date of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”  The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to this prospectus, we may include additional risk factors relevant to such securities in future filings.

Risks Relating to this Offering and Our Common Shares and Warrants

Our share price may continue to be highly volatile, which could lead to a loss of all or part of a shareholder’s investment.

The market price of our common shares has fluctuated widely since our common shares began trading in July of 2004 on the Nasdaq Stock Market LLC.

The market price of our common shares is affected by a variety of factors, including:

•	fluctuations in interest rates;

•	fluctuations in the availability or the price of oil and chemicals;

•	fluctuations in foreign currency exchange rates;

•	announcements by us or our competitors;

•	changes in our relationships with customers or suppliers;

•	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in our industry;

•	changes in United States or foreign tax laws;

•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars or other conflicts, including the war in Ukraine.

•	actual or anticipated fluctuations in our operating results from period to period;

•	shortfalls in our operating results from levels forecast by securities analysts;

•	market conditions in the shipping industry and the general state of the securities markets;

•	business interruptions caused by the ongoing outbreak of COVID-19;

•	mergers and strategic alliances in the shipping industry;

•	changes in government regulation;

•	a general or industry-specific decline in the demand for, and price of, shares of our common shares resulting from capital market conditions independent of our operating performance;

•	the loss of any of our key management personnel;

•	our failure to successfully implement our business plan;

•	issuance of shares; and

•	stock splits / reverse stock splits.

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In addition, over the last few years, the stock market has experienced price and volume fluctuations, including due to factors relating to the ongoing outbreak of COVID-19 and the war in Ukraine, and this volatility has sometimes been unrelated to the operating performance of particular companies. As a result, there is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects. During 2022 and through November 18, 2022, the closing price of our common shares experienced a high of $29.80 in March and a low of $2.34 in September. This market and share price volatility relating to the effects of COVID-19, the ongoing war in Ukraine, as well as general economic, market or political conditions, has and could further reduce the market price of our common shares in spite of our operating performance and could also increase our cost of capital, which could prevent us from accessing debt and equity capital on terms acceptable to us or at all.

In addition, a possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to further price volatility in our common shares. Investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company.

We issued common shares in the past through various transactions, and we may do so in the future without shareholder approval, which may dilute our existing shareholders, depress the trading price of our securities and impair our ability to raise capital through subsequent equity offerings.

We have already sold large quantities of our common shares, and securities convertible into common shares, pursuant to previous public and private offerings of our equity and equity-linked securities. We currently have an effective registration statement on Form F-3 (333-267170), for the registered sale of $200 million of our securities. We also have 13,452 Series E Preferred Shares outstanding, which are convertible into 5,095,455 shares, calculated as of the date of this prospectus, outstanding. All of the Series E Preferred Shares and the common shares issuable on conversion of the Series E Preferred Shares are beneficially owned by the Lax Trust, an irrevocable trust established for the benefit of certain family members of Mr. Evangelos J. Pistiolis, our President, Chief Executive Officer and Director. In addition, the Warrants are exercisable to purchase up to 1,072,725 common shares at an exercise price of $6.75 per share.

Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, redemptions of our Series E or Series F Preferred Shares, or any future equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested. Our issuance of additional common shares upon the exercise of the pre-funded warrants would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant holders, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and the market price of our common shares could decline.

Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on the shares of our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of the shares of our common shares may decline.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders or by holders of securities convertible into common shares, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

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Our Third Amended and Restated Articles of Incorporation, as amended, authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

 Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

On March 11, 2019, we received written notification from Nasdaq, indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5450(a)(1). On August 22, 2019 we effectuated a one-for-twenty reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on September 5, 2019.

On December 26, 2019, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On April 17, 2020 we received a written notification from Nasdaq granting an extension to the grace period for regaining compliance. On August 7, 2020 we effectuated a one-for-twenty-five reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on August 25, 2020.

On January 26, 2022, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the preceding 30 consecutive business days was below$1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On March 22, 2022, we announced that Nasdaq had notified us that we had regained compliance with the minimum bid price requirement.

On May 18, 2022, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until November 14, 2022. On September 23, 2022 we effectuated a one-for-twenty reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on October 7, 2022.

A continued decline in the closing price of our common shares on Nasdaq could result in suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and constitutes a breach under certain of our credit agreements as well as constitutes an event of default under certain classes of our preferred stock and would cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.

Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares by the Selling Shareholders.

The Selling Shareholders will receive all of the net proceeds from the sale of any common shares offered by them under this prospectus. See “Selling Shareholders”. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholders in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2022:

1.	on an actual basis;

2.	on an as adjusted basis to give effect to the following transactions which occurred between June 30, 2022 and November 18, 2022:

•	the redemption of 865,558 of the Series F Preferred Shares in July 2022 for an aggregate amount of approximately $10.4 million, resulting in 6,334,442 of the Series F Preferred Shares remaining outstanding;

•	the cancellation of 6,435 of common shares due to the reverse stock split effected on September 23, 2022 and the payment of $15.5 thousand in cash-in-lieu remuneration to the fractional common shareholders;

•	the exercise of 9,603,000 pre-funded warrants for $960 in July 2022 that resulted in the issuance of 480,150 of our common shares;

•	$5.7 million of scheduled debt repayments under the ABN Amro, the Cargill, the second AVIC, second CMBFL and the Alpha Bank facilities;

•	the issuance in October 2022 of 715,150 common shares upon exercise of common share purchase warrants issued on June 7, 2022, for net proceeds of approximately $4.5 million;

3.	on an as further adjusted basis, to give effect to the exercise of all of the Warrants for cash without adjustment resulting in the issuance of 1,072,725 common shares and in net proceeds of $7.2 million.

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(Unaudited, Expressed in thousands of U.S. Dollars, except number of shares and per share data)	Actual	As Adjusted	As Further Adjusted
Debt:(1) (2)
Current portion of long term debt	14,949	14,986	14,986
Non-current portion of long term debt	229,509	223,805	223,805
Total debt	244,458	238,791	238,791
Mezzanine equity:
Preferred stock Series E, $0.01 par value; 13,452 shares issued and outstanding at June 30, 2022, as adjusted and as further adjusted and Preferred stock Series F, $0.01 par value; 7,200,000 shares issued and outstanding at June 30, 2022 and 6,334,442 as adjusted and as further adjusted	102,542	92,155	92,155
Shareholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 2,356,041 shares issued and outstanding at June 30, 2022, 3,544,906 common shares issued and outstanding as adjusted and 4,617,631 common shares issued and outstanding as further adjusted	23	35	46
Preferred stock Series D, $0.01 par value; 100,000 shares issued and outstanding at June 30, 2022 as adjusted and as further adjusted	1	1	1
Additional paid-in capital	416,717	421,207	428,407
Accumulated deficit	(328,149)	(328,149)	(328,149)
Total Shareholders’ and Mezzanine equity	191,134	185,249	192,460
Total capitalization	435,592	424,040	431,251

(1)	The capitalization table does not take into account any loan fees for the new loans and sale and leaseback financings or any amortization of deferred finance fees incurred after June 30, 2022.

(2)	Our indebtedness (both current and non-current portions), is secured by titles on our vessels and/or by mortgages on our vessels and is guaranteed by us.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 common shares, par value $0.01 per share, of which 3,544,906 common shares were issued and outstanding as of the date of this prospectus, and 20,000,000 preferred shares with par value of $0.01, of which 100,000 Series D Preferred Shares, 13,452 Series E Preferred Shares, and 6,334,442 Series F Preferred Shares were issued and outstanding as of the date of this prospectus.

For a description of our capital stock, please see “Item 10. Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 which is incorporated by reference herein.

PRIVATE PLACEMENT TRANSACTION

On October 10, 2022, we entered into the Warrant Purchase Agreement with an accredited investor that was an existing holder of certain of our outstanding warrants issued in June 2022, wherein the investor agreed to exercise all of such outstanding warrants at an exercise price reduced from $10.00 per share to $6.75 per share, in consideration for the issuance, in a private placement, of the Warrants to purchase up to an aggregate of 1,072,725 common shares for a purchase price of $6.75 per common share. We granted customary registration rights covering the resale of the common shares issuable upon exercise of the Warrants. We refer to this transaction as the Private Placement Transaction.

The following is a summary of the material terms and provisions of the Warrants. This summary is subject to and qualified in its entirety by the form of the Warrants, which is incorporated by reference herein.

The Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus and were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the holders of the Warrants may only sell common shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

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Exercisability. The Warrants are exercisable until June 7, 2027, commencing on the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the common shares underlying the Warrants under the Securities Act is not effective or available at any time after the six month anniversary of the date of issuance of the Warrants, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In addition, the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the Warrants in accordance with the terms of such Warrants. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of those Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. Pursuant to the Warrant Purchase Agreement, we are required to file a registration statement providing for the resale of the common shares issued and issuable upon the exercise of the Warrants. Subject to certain exceptions, we are required to use commercially reasonable efforts to cause such registration to become effective and to keep such registration statement effective at all times until no investor owns any Warrants or common shares issuable upon exercise thereof.

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SELLING SHAREHOLDERS

This prospectus relates to up to 1,072,725 common shares that the Selling Shareholders may sell in one or more offerings upon exercise of some or all of the Warrants that the Selling Shareholders have purchased from us in the Private Placement Transaction.

The registration of these common shares does not mean that the Selling Shareholders will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by any of the Selling Shareholders under this prospectus.  The Selling Shareholders identified below may currently hold or acquire our common shares or warrants to purchase our common shares in addition to the Warrants or the common shares registered hereby. In addition, the Selling Shareholders identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

To our knowledge, the Selling Shareholders do not have nor have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares.

The following table sets forth certain information with respect to each Selling Shareholder, including (i) the common shares beneficially owned by the Selling Shareholder prior to this offering (excluding the common shares underlying the Warrants), (ii) the number of common shares underlying the Warrants and being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares, if any, held by the Selling Shareholders) are sold.

We have prepared the following table based on information supplied to us by the Selling Shareholders on or prior to November 18, 2022, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of common shares beneficially owned by a Selling Shareholder and the percentage ownership of that Selling Shareholder, common shares underlying warrants held by that selling stockholder that are exercisable as of November 18, 2022, or exercisable within 60 days after November 18, 2022, are deemed outstanding. Such common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The calculation of percentage of beneficial ownership is based on 3,544,906 common shares issued and outstanding as of November 18, 2022. The number of common shares owned prior to this offering and the number of common shares owned following this offering in the table below do not give effect to the beneficial ownership limitation contained in the Warrants held by the Selling Shareholders, but the percentages in the table below do give effect to such beneficial ownership limitation.

Selling Shareholder	Total Number of Common Shares Owned Prior to This Offering(1)	Total Number of Common Shares Underlying the Warrants and Offered Hereby	Percentage of Outstanding Shares Owned Prior to This Offering(2)	Maximum Number of Common Shares Which May Be Sold in This Offering	Number of Shares Owned Following This Offering	Percentage of Outstanding Shares Owned Following This Offering(2)
Armistice Capital Master Fund Ltd.(3)	1,072,725	1,072,725	9.99%	1,072,725	0	0%

(1)	The number of common shares owned prior to this offering and the number of common shares owned following this offering in the table do not give effect to the beneficial ownership limitation contained in the Warrants held by the Selling Shareholders, but the percentages in the table do give effect to such beneficial ownership limitation.
(2)	The terms of the Warrants held by the Selling Shareholders include a beneficial ownership limitation that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of our common shares outstanding immediately after giving effect to such exercise, subject to the holder’s option upon notice to us to increase or decrease this beneficial ownership limitation; provided that any increase of such beneficial limitation percentage shall only be effective upon 61 days’ prior notice to us and such increased beneficial ownership percentage shall not exceed 9.99% of our common shares.
(3)	The common shares are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the Selling Shareholders. The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders may use any one or more of the following methods when disposing of their shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with the sale of common shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The Selling Shareholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

If the common shares are sold through broker dealers, the Selling Shareholders will be responsible for discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of any such rule or exemption.

The Selling Shareholders and any underwriters, broker-dealers, or agents that participate in the sale of our common shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

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To the extent required, the common shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholders and any other person participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

EXPENSES

We estimate the expenses in connection with the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$395
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$4,605
Total	$30,000

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements of Top Ships Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Top Ship Inc.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement with respect to the securities offered hereby. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	our registration statement on Form 8-A12G, as amended, filed with the Commission on July 21, 2004, registering our common stock under Section 12(g) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•	our registration statement on Form 8-A12B, as amended, filed with the Commission on September 22, 2016, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022 and as amended on May 6, 2022;

•	our Report on Form 6-K furnished to the Commission on April 18, 2022;

•	our Report on Form 6-K furnished to the Commission on April 19, 2022;

•	our Report on Form 6-K furnished to the Commission on May 20, 2022;

•	our Report on Form 6-K furnished to the Commission on June 3, 2022;

•	our Report on Form 6-K furnished to the Commission on June 10, 2022;

•	our Report on Form 6-K furnished to the Commission on July 11, 2022;

•	our Report on Form 6-K furnished to the Commission on August 9, 2022;

•	our Report on Form 6-K furnished to the Commission on September 7, 2022;

•	our Report on Form 6-K furnished to the Commission on September 21, 2022;

•	our Report on Form 6-K furnished to the Commission on September 27, 2022;

•	our Report on Form 6-K furnished to the Commission on September 28, 2022;

•	our Report on Form 6-K furnished to the Commission on October 6, 2022;

•	our Report on Form 6-K furnished to the Commission on October 11, 2022; and

•	our Report on Form 6-K furnished to the Commission on October 11, 2022.

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We are also incorporating by reference any documents that we file with the SEC after the date of the filing of this post-effective amendment to the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain current reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Top Ships Inc.

1 Vas. Sofias and Meg.

Alexandrou Str, 15124 Maroussi,

Greece

+ 30 210 812 8107 (telephone number)

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The Amended and Restated Bylaws of the Company provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Company upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Section 60 of the BCA provides as follows:

(1)	Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)	When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office

(6)	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)	Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

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Item 9.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b)	Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(a)       Under Rule 415 of the Securities Act,

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)       That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6)       That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d) Not applicable.

(e)       The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)       The undersigned registrant hereby undertakes that:

(1)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) – (l) Not applicable

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Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement *

4.1	Form of Common Share Certificate of the Company(1)

4.2	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Company(2)

4.3	Stockholders Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, as of September 22, 2016(3)

5.1	Opinion of Watson Farley & Williams LLP as to the validity of the common shares

8.1	Opinion of Watson Farley & Williams LLP with respect to certain tax matters

23.1	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page hereto)

107	Filing Fee Table

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.
(1)	Incorporated by reference to Exhibit 2.1 of the Company’s Annual Report on Form 20-F, filed with the SEC on June 29, 2009.
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.
(3)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on November 18, 2022.

TOP SHIPS INC.

By:	/s/ Evangelos J. Pistiolis
Name:	Evangelos J. Pistiolis
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evangelos J. Pistiolis and Will Vogel his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 18, 2022 in the capacities indicated.

Signature	Title

/s/ Evangelos J. Pistiolis	Director, President and Chief Executive Officer (Principal Executive Officer)
Evangelos J. Pistiolis

/s/ Alexandros Tsirikos	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alexandros Tsirikos

/s/ Konstantinos Karelas	Director
Konstantinos Karelas

/s/ Stavros Emmanuel	Director
Stavros Emmanuel

/s/ Paolo Javarone	Director
Paolo Javarone

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AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Top Ships Inc., has signed this registration statement in the City of Newark, State of Delaware on November 18, 2022.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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